INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58526 of Computer Sciences Corporation on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of the Computer Sciences Matched Asset Plan for the year ended December 31, 2002.

/s/Deloitte & Touche LLP
Los Angeles, California
June 25, 2003